                                  Exhibit 23.2


                        Consent of Moore Stephens, P.C.

                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Diamond Entertainment Corporation

     We hereby consent to incorporation by reference in the Registration Statement of Form S-8 of Diamond Entertainment Corporation of our report dated May 20, 1997, relating to the financial statements of Diamond Entertainment Corporation included in the Annual Report (Form 10-KSB) for the year ended March 31, 1997.

     Our report dated May 20, 1997, contains an explanatory paragraph that states that the Company's recurring losses and net deficit position raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                    /s/ Moore Stephens, P.C.

                                                    MOORE STEPHENS, P.C.
                                                    Certified Public Accountants

Cranford, New Jersey

September 15, 1997